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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Telewest Global Inc.:

        We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG Audit Plc KPMG Audit Plc

London, United Kingdom
December 14, 2005

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  Exhibit 23.2